Exhibit (8)(i)(1)

SEVENTH AMENDMENT TO

PARTICIPATION AGREEMENT

This Seventh Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC, (the “Distributor”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”) and Delaware Life Insurance Company and Delaware Life Insurance Company of New York, (the “Life Company”), collectively (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated February 17, 1998, as amended April 28, 2007, December 5, 2009, April 30, 2010, January 1, 2012, November 1, 2012 and August 2, 2018 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree as follows:

1. Schedule A of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule A of the Agreement.

2. Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

Exhibit (8)(i)(1)

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC	Delaware Life Insurance Company

By: /s/ Michael P. Mattera	By: /s/ Dale Uthoff
Name: Micheal P. Mattera	Name: Dale Uthoff
Title: Managing Director	Title: SVP, Variable Annuities
Date: 7/7/2020	Date: 6/23/2020

Legg Mason Partners Variable Equity Trust	Delaware Life Insurance Company of New York

By: /s/ Jane Trust	By: /s/ Dale Uthoff
Name: Jane Trust	Name: Dale Uthoff
Title: President & CEO Mutual Funds Board	Title: SVP, Variable Annuities
Date: 7/7/2020	Date: 6/23/2020

Legg Mason Partners Variable Income Trust

By: /s/ Jane Trust
Name: Jane Trust
Title: President & CEO Mutual Funds Board
Date: 7/7/2020

Exhibit (8)(i)(1)

SCHEDULE A

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Legg Mason Partners Variable Equity Trust	Class
ClearBridge Variable Dividend Strategy Portfolio	I

ClearBridge Variable Large Cap Value Portfolio	I

ClearBridge Variable Series Portfolios	II

QS Variable Conservative Growth	II

Legg Mason Partners Variable Income Trust

Western Asset Variable/VIT Series Portfolios	II

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Delaware Life Variable Account F

Delaware Life NY Variable Account C

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Futurity Variable Annuity Contract

New Variable Annuity Contracts Issued by the Life Company after May 2018

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